EXHIBIT 99.1

ATMI Appoints New Board Member

DANBURY, Conn., Sept. 7, 2010 (GLOBE NEWSWIRE) -- ATMI, Inc. (Nasdaq:ATMI) today announced the appointment to its Board of Directors of George M. Scalise, who recently retired as president of the Semiconductor Industry Association (SIA).

Gene Banucci, Chairman of the Board of ATMI, said, "George is a highly respected leader in the semiconductor industry. With his intimate knowledge of semiconductor technologies, finance, and global dynamics, he has helped build the stature of the industry to what it is today. We look forward to applying his keen insights and broad perspectives to further enhance ATMI's growth prospects."

Mr. Scalise served from 1997 to 2010 as President of SIA, the premier trade association representing the United States computer chip manufacturing industry on issues of trade, technology, environmental protection, and worker safety and health. Before joining SIA, Mr. Scalise was Executive Vice President and Chief Administrative Officer of Apple Computer, Inc. from 1996 to 1997. From 1991 to 1996, he served as Senior Vice President of Planning and Development and Chief Administrative Officer of National Semiconductor Corporation. He has also held executive management positions at Maxtor Corporation, Advanced Micro Devices, Fairchild Semiconductor and Motorola Semiconductor.

Mr. Scalise served on the Board of Directors of the Federal Reserve Bank of San Francisco from 2000 to 2005, as Chairman from 2003 to 2005, and Deputy Chairman from 2001 to 2003; he also served on President George W. Bush's Council of Advisors on Science and Technology from 2001 to 2009.

Mr. Scalise serves as a director of MindTree Ltd., Intermolecular Corporation, and Cadence Design Systems. He was a member of the Advisory Board of the School of Engineering at the University of Southern California and Purdue University and has served on the boards of SEMATECH, Semiconductor Research Corporation, Bay Area Economic Forum, and the Council on Foreign Relations Economic Task force on Japan. He served on the California Council on Science and Technology and was a member of the Joint High-Level Advisory Panel of the United States-Israel Science and Technology Commission, and chaired the Secretary of Energy Advisory Board, US Department of Energy.

Mr. Scalise is a graduate of Purdue University with a B.S. in mechanical engineering; he was awarded their Distinguished Engineering Alumni Award in 2002.

About ATMI

ATMI, Inc. provides specialty semiconductor materials, and high-purity materials handling and delivery solutions designed to increase process efficiencies for the worldwide semiconductor, flat panel, and life sciences industries. For more information, please visit http://www.atmi.com.

ATMI and the ATMI logo are trademarks, or registered trademarks, of Advanced Technology Materials, Inc., in the United States, other countries or both.

The ATMI, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=5254

Statements contained herein that relate to ATMI's future performance, including, without limitation, statements with respect to ATMI's anticipated results of operations or level of business for 2010 or any other future period, are forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based on current expectations only and are subject to certain risks, uncertainties, and assumptions, including, but not limited to, changes in semiconductor industry growth (including, without limitation, wafer starts) or ATMI's markets; competition, problems, or delays developing, commercializing and delivering new products; problems or delays in integrating acquired operations and businesses; uncertainty in the credit and financial markets; and other factors described in ATMI's Form 10-K for the year ended December 31, 2009, and other subsequent filings with the Securities and Exchange Commission. Such risks and uncertainties may cause actual results to differ materially from those expressed in our forward-looking statements. ATMI undertakes no obligation to update any forward-looking statements.

CONTACT:  ATMI, Inc.
          Dean Hamilton, Director, ATMI Investor Relations &
           Corporate Communications
          203.207.9349
          203.794.1100 x4202
          dhamilton@atmi.com